Exhibit 23.1

                        CONSENT OF INDEPENDENT ACCOUTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-80450 and 333-91863) and Forms S-3 (File Nos. 033-99736-01, 333-03526-01, 333-39365-01 and 333-61394-01) of our report dated
January 17, 2002 relating to the financial statements that appear in Tanger Factory Outlet Centers, Inc.'s Form 10-K for the year ended December 31, 2001. We also consent to the incorporation by reference of our report dated January 17, 2002 relating to the financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

March 28, 2002